Exhibit 99.1

Benefit Marketing Solutions Names Susan Matthews President
NORMAN, OK—Sept. 15, 2009—Benefit Marketing Solutions, Inc. (BMS), the recognized leader in membership programs for the rent-to-own industry and other retail markets, has announced the promotion of Susan Matthews to President. BMS is a subsidiary of Alliance HealthCard, Inc. (OTC BB:ALHC.OB), a leading membership and insurance marketing company.
Ms. Matthews has been Executive Vice President of Sales and Marketing for BMS for many years. She was named 2008 Vendor of the Year by the Association of Progressive Rental Organizations (APRO), an organization representing 8,500 rental locations with annual revenues in excess of $6.8 billion. She has been a member of APRO’s Vendor Advisory Committee and has helped with APRO’s efforts to get national legislation passed for the rental industry.
Danny Wright, Chairman and Chief Executive Officer of Alliance, said, “Susan has over 20 years experience in marketing membership programs. She worked alongside me in all areas of planning and formation of the first membership program for rental stores. Susan’s creativity and her strong allegiance to a service philosophy with her clients have been keys to her success in this industry.”
About Benefit Marketing Solutions
Benefit Marketing Solutions is an industry leader in developing and successfully implementing membership programs since 1989. BMS programs include a wide range of consumer benefits, discounts and protection and are currently being marketed in thousands of locations across the United States. BMS provides the rent-to-own market opportunities to enhance their customers’ experience and improve their bottom line. Our commitment to our customers is our hallmark. We work with all our accounts to make sure their membership programs succeed. Our support system includes experienced people working behind the scenes in claims, customer service, and marketing — all there to ensure seamless execution of membership programs. For more information, please visit: www.benefitmarketingsolutions.com.

About Alliance HealthCard
Alliance HealthCard, Inc. (OTC BB:ALHC.OB) is a leading membership and insurance marketing company with three complementary distribution channels offering multiple opportunities for growth. The Wholesale Plans Division specializes in turnkey, private label membership benefit plans offered through retail outlets including rent-to-own centers. The Retail Plans Division markets healthcare-related discount products and services to consumers through third party marketers. Program components in both membership plan divisions range from medical, dental and pharmacy discounts to grocery, restaurant, automotive, travel and other consumer discounts. The Insurance Marketing Division comprises America’s Health Care Plans (AHCP), one of the nation’s largest independent agent networks for distributing individual major medical health insurance. For more information, please visit: www.alliancehealthcard.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act:
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended and pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, general economic conditions, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such speak only as of the date made.
Contact:
Alliance HealthCard
Tom Kiser
770-734-9255 ext. 206
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